UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 17, 2012

Northrim BanCorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Alaska	0-33501	92-0175752
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3111 C Street, Anchorage, Alaska		99503
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	907-562-0062

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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On May 17, 2012, Northrim BanCorp, Inc. (the “Company”) held its 2012 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders voted on the following proposals:

•	To elect 11 directors nominated by the Board of Directors for a term ending at the 2013 annual meeting of shareholders or such other date as their successors may be elected and qualified;

•	To approve, by nonbinding advisory vote, the compensation of the Company’s named executive officers;

•	To ratify the selection of Moss Adams LLP as the Company’s independent registered public accounting firm for fiscal year 2012.

As of the March 21, 2012 record date for determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting, 6,468,690 shares of the Company’s common stock were outstanding and entitled to vote, each entitled to one vote per share. At the Annual Meeting, 5,900,557 shares of the Company’s common stock, or 91.21%, which constituted a quorum, were represented in person or by proxy. The following are the final votes on the matters presented for shareholder consideration at the Annual Meeting:

Election of Directors

DIRECTOR	FOR	WITHOLD	VOTES CAST	BROKER NONVOTES
R. Marc Langland	4,855,000	143,111	4,998,111	902,446
Larry S. Cash	4,872,691	125,420	4,998,111	902,446
Mark G. Copeland	4,868,578	129,533	4,998,111	902,446
Ronald A. Davis	4,871,032	127,079	4,998,111	902,446
Anthony Drabek	4,870,980	127,131	4,998,111	902,446
Christopher N. Knudson	4,870,279	127,832	4,998,111	902,446
Richard L. Lowell	4,867,526	130,585	4.998,111	902,446
David J. McCambridge	4,923,342	74,769	4,998,111	902,446
Irene Sparks Rowan	4,869,746	128,365	4,998,111	902,446
John C. Swalling	4,636,033	362,078	4,998,111	902,446
David G. Wight	4,919,670	78,441	4,998,111	902,446

Advisory Vote (Nonbinding) on Executive Compensation

FOR	AGAINST	ABSTAIN	VOTES CAST	BROKER NONVOTES
4,907,144	40,536	50,431	4,998,111	902,466

Ratification of Selection of Moss Adams LLP as the Company’s Independent Registered Accounting Firm for
Fiscal Year 2012

FOR	AGAINST	ABSTAIN	VOTES CAST	BROKER NONVOTES
5,868,393	16,123	16,041	5,900,557	—

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northrim BanCorp, Inc.

May 22, 2012	By:	Joseph M. Schierhorn

Name: Joseph M. Schierhorn
Title: Executive Vice President, Chief Financial Officer